UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2005

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
(425) 454-6363

______________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 27, 2005, the board of directors of InfrastruX Group, Inc., a majority owned subsidiary of Puget Energy, Inc. (Puget Energy) authorized payment to Michael Lennon, President and Chief Executive Officer of InfrastruX Group, and a named executive officer of Puget Energy, on or before January 31, 2005, of a discretionary cash bonus in the amount of $46,446.

On December 20, 2004, Puget Energy and Puget Sound Energy filed an 8-K announcing the election of William S. Ayers to the Board of Directors of Puget Energy and Puget Sound Energy. The filing inadvertently omitted reference to the compensation offered to Mr. Ayers as a member of the Puget Energy and Puget Sound Energy boards. The description of compensation for Mr. Ayers is the same as for all Puget Energy and Puget Sound Energy board members and is attached hereto as Exhibit 99.1.

Item 9.01 (c) Exhibits.

Exhibit 99.1 - Summary of Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and Chief Accounting Officer

Date: February 2, 2005